UNITED STATES

SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:   July 8, 2009

                                                             EMPYREAN HOLDINGS, INC.

                                              (Exact name of registrant as specified in its charter)

Nevada

0-30118                        88-0413417

(State or other jurisdiction of

(Commission File           (IRS Identification
incorporation)                                 Number)                            No.)

11200, Westheimer Rd., Suite 900, Houston, TX 77042

(Address of principal executive offices) (Postal Code) Registrant's telephone number, including area code: (713) 243-8731

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR

230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange

Act (17CFR240.13e-4(c))

Section 1 - Registrant's Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On July 8, 2009 the Company finalized a Purchase and Sale agreement with the Terri A. Hourigan 2003 Revocable Trust dated May 23, 2003 (the Seller), for the purchase of real property located at 118 N. Patterson, Santa Barbara, California (the “Property”) The purchase price is $5,800,000.  The property is in the development stage and payment will be made by way of a series of deposits, with the balance due upon certain zoning approvals by the county.

An Option for this purchase was finalized at the same time and payment of the purchase price will be 30 days from the time the option is exercised on the completion of the recordation of the Final Map for the property. The completion is projected to be at the end of 2010, and provisions in the Option allow for the extension of the closing date by the Company making extension option deposits to the Seller.

Section 9 – Financial Statements and Exhibits

Item 9.01 Exhibits

The Purchase and Sale agreement and the Option document are attached hereto as Exhibits 10.1 and 10.2, respectively.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 10, 2009                            EMPYREAN HOLDINGS, INC.

/s/ Robert L. Lee
President and Director